                           OFFER TO PURCHASE FOR CASH

                    UP TO AN AGGREGATE OF 18,344,845 SHARES
                                       OF
       COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
     (including, in each case, the associated Common Stock Purchase Rights)
                                       OF
                                  CONRAIL INC.
                                       AT

                               $110 NET PER SHARE
                                       BY

                            GREEN ACQUISITION CORP.
                          a wholly owned subsidiary of
                                CSX CORPORATION

THE SECOND OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 6, 1997, UNLESS THE SECOND OFFER IS EXTENDED.

                                                                December 6, 1996

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated December 6, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Second Offer") in connection with the offer by Green Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of CSX Corporation, a Virginia corporation, to purchase up to an aggregate of 18,344,845 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 19, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent at a price of $110 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Second Offer. All references herein to Common Shares, ESOP Preferred Shares, or Shares shall include the associated Rights.

     Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in "Terms of the Second Offer; Proration; Expiration Date" of the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "Procedures for Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Second Offer.

     Your attention is invited to the following:

          1. The tender price is $110 per Share, net to the seller in cash.

          2. The Second Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, January 6, 1997, unless the Second Offer is extended.

          3. The Second Offer is being made for up to an aggregate of 18,344,845 Shares.

          4. The Board of Directors of the Company has unanimously approved the Second Offer and the Merger (as defined in the Offer to Purchase), determined that the Merger Agreement and the transactions contemplated thereby (including the Second Offer and the Merger) are in the best interests of the Company and recommends that shareholders of the Company who desire to receive cash for a portion of their Shares accept the Second Offer and tender their Shares pursuant to the Second Offer.

          5. The Second Offer is conditioned upon, among other things, the Pennsylvania Control Transaction Law (as defined in the Offer to Purchase) being inapplicable to the Company, which will require Company shareholder approval of an amendment to the Company's Articles of Incorporation.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Second Offer.

     The Second Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Second Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Second Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Second Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Second Offer to be made by a licensed broker or dealer, the Second Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE SECOND OFFER.

                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                   UP TO AN AGGREGATE OF 18,344,845 SHARES OF
       COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
                                OF CONRAIL INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 6, 1996, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Second Offer"), in connection with the offer by Green Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of CSX Corporation, a Virginia corporation, to purchase up to an aggregate of 18,344,845 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company") including, in each case, the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent. All references herein to the Common Shares, ESOP Preferred Shares or Shares shall include the associated Rights.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Second Offer.

Number of Shares to be Tendered*:                                       SIGN HERE
 Shares
Account Number:                                                        SIGNATURE(S)
Dated:  , 199_                                              PLEASE TYPE OR PRINT NAME(S) HERE
                                                          PLEASE TYPE OR PRINT ADDRESS(ES) HERE
                                                              AREA CODE AND TELEPHONE NUMBER
                                                        TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                                        NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.